Exhibit 17

        UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C.  20549

       SCHEDULE 13D

         (Rule 13d-101)

Information to be included in statements filed pursuant to
Rule 13d-1(a) and amendments thereto filed
pursuant to Rule 13d-2(a).
(Amendment No. 1)

Telecom Italia S.p.A.
(Name of Issuer)

Ordinary Shares, Lit. 1,000 Par Value
(Title of Class of Securities)

87927W10
(CUSIP Number)
Richard C. Morrissey, Esq. Sullivan & Cromwell St. Olave’s House 9a Ironmonger Lane London EC2V 8EY (001 44 171 710 6500)
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

September 28, 1999
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box [ ].

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of  Section 18 of the Securities Exchange Act of 1934 (the “Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act.

(continued on following pages)

CUSIP No. 87927W10	Page 2 of 6 Pages
1	NAMES OF REPORTING PERSONS/ I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS Olivetti S.p.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*	(a) (b)	[X] [ ]
3	SEC USE ONLY
4	SOURCE OF FUNDS Not Applicable
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)		[ ]
6	CITIZENSHIP OR PLACE OF ORGANIZATION Italy
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 2,739,178,932
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 2,739,178,932
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,739,178,932
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES		[ ]
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 52.1%
14	TYPE OF REPORTING PERSON HC, CO

CUSIP No. 87927W10	Page 3 of 6 Pages

1	NAMES OF REPORTING PERSONS/I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS Tecnost S.p.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) (b)	[X] [ ]
3	SEC USE ONLY
4	SOURCE OF FUNDS Not Applicable
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)		[ ]
6	CITIZENSHIP OR PLACE OF ORGANIZATION Italy
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 2,739,178,932
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 2,739,178,932
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,739,178,932
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES		[ ]
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 52.1%
14	TYPE OF REPORTING PERSON HC, CO

CUSIP No. 87927W10	Page 4 of 6 Pages

This Amendment No. 1 (“Amendment No. 1”) amends and supplements the Schedule 13D of Olivetti S.p.A., a company incorporated under the laws of the Republic of Italy (“Olivetti”), and Tecnost S.p.A., a company incorporated under the laws of the Republic of Italy (“Tecnost”), filed with the U.S. Securities and Exchange Commission on May 28, 1999 (the “Schedule 13D”) with respect to the ordinary shares of Telecom Italia S.p.A. (“Telecom Italia”) beneficially owned by them.

ITEM 4

PURPOSE OF THE TRANSACTION

Item 4 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs at the end thereof:

On September 28, 1999, Tecnost and Telecom Italia jointly announced that the Boards of Directors of Olivetti, Tecnost and Telecom Italia approved a financial, organizational and industrial reorganization plan for the Olivetti-Tecnost Group.  The reorganization plan provides for a partial de-merger of Telecom Italia by transferring to Tecnost, as beneficiary, the ordinary shares and savings shares of Telecom Italia Mobile S.p.A. (“TIM”) held by Telecom Italia, subject to obtaining the necessary authorizations.  In exchange for Telecom Italia’s 60% voting interest in TIM, the reorganization plan provides that Telecom Italia shareholders will receive newly issued Tecnost securities.  Based on proposals of Lehman Brothers and Mediobanca, financial advisers, the plan approved contemplates issuing between 1.50 and 1.65 Tecnost ordinary shares and savings shares to Telecom Italia’s shareholders for each Telecom Italia ordinary share and savings share currently outstanding.  The exact exchange ratio will be determined by the Boards of Directors of Tecnost and Telecom Italia in December 1999.  The exchange ratio also will be reviewed and evaluated by independent financial advisers and auditing firms.  Tecnost and Telecom Italia announced that they expect to convene meetings of their Boards of Directors in December 1999 to approve the reorganization plan, call meetings of their shareholders in February and complete the de-merger in June 2000.  Upon completion of the reorganization, Olivetti will own between 41% and 43% of Tecnost’s ordinary share capital, and Tecnost will control 52% of Telecom Italia’s ordinary share capital and 60% of TIM’s ordinary share capital.

In addition, Telecom Italia announced that its Board of Directors approved a public tender offer for up to 742 million Telecom Italia savings shares, the maximum number permitted by law, at a price of EUR 6 per savings share representing a maximum purchase price of EUR 4.5 billion.  The tender offer will be financed through cash flow from operations and existing resources and is scheduled to take place by the end of 1999.

The test of the press release, dated September 28, 1999, is filed herewith and is hereby incorporated by reference into Item 4 of the Schedule 13D.

This material does not constitute an offer of securities for sale in the United States.  Tecnost’s securities may not be offered or sold in the United States absent registration or an exemption from registration.  Any public offering of securities to be made in the United States will be made by means of a prospectus that may be obtained from Tecnost and that will contain detailed information about Tecnost and its management as well as financial statements.  Tecnost intends to register the securities to be offered in the United States.  This material does not constitute an offer for the Savings Shares of Telecom Italia.

CUSIP No. 87927W10	Page 5 of 6 Pages

ITEM 7.

MATERIALS TO BE FILED AS EXHIBITS.

Item 7 of the Schedule 13D is hereby amended by adding the following immediately at the end thereof:

Exhibit 5

Press Release, dated September 28, 1999, of Tecnost S.p.A and Telecom Italia S.p.A.

CUSIP No. 87927W10	Page 6 of 6 Pages

SIGNATURE

After reasonable inquiry and to the best of our knowledge and belief, we certify that the information set forth in this statement is true, complete and correct.

October 4, 1999

OLIVETTI S.p.A

By: /s/ Roberto Colaninno

Name:  Roberto Colaninno

Title:  Managing Director

TECNOST S.p.A.

By: /s/ Roberto Colaninno

Name:  Roberto Colaninno

Title:  Chairman and Chief Executive Officer